Exhibit 10.85

MEETING OF THE COMPENSATION AND

HUMAN RESOURCES COMMITTEE OF

THE BOARDS OF

NORTEL NETWORKS CORPORATION AND

NORTEL NETWORKS LIMITED

FEBRUARY 19, 2009

EXTRACT

Nortel Networks Corporation and Nortel Networks Limited

Amendment to Severance Arrangements for David Drinkwater

RESOLVED, That the amendment to the severance arrangements for Mr. David Drinkwater, Senior Advisor of Nortel Networks Corporation and Nortel Networks Limited, to change his Employment Termination Date, as defined in the agreement between Nortel Networks Corporation and David Drinkwater dated November 11, 2008, to March 31, 2009, on the terms and conditions as recommended to the Committee, be approved.